UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2009

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Moshe Levi Street, Rishon Lezion, Israel	75658
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (3) 942-8888

P.O. Box 2543, 17 Hatidhar St., Ra'anana, 43665 Israel

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 16, 2009, Moshe Levinson and Eyal Shani each gave notice that they are leaving their positions on the Board of Directors of IXI Mobile, Inc. (the “Company”).  Mr. Levinson also gave notice that he was voluntarily terminating his employment as the Company’s Chief Financial Officer.  Messrs. Levinson and Shani’s departures did not involve any controversy or disagreement with the Company.

On July 16, 2009, the Company designated Eli Sofer as a new member on the Company’s Board of Directors.  Mr. Sofer is currently the Vice President of Business Development at Runcom Technologies Ltd.  Runcom Technologies Ltd. currently owns shares representing approximately 90% of the voting power of the issued and outstanding capital stock of the Company.  As of the date of this report, Mr. Sofer will not receive any compensation for service as a director of the Company.

Also on July 16, 2009, Yossi Shai, age 39, was appointed as the Company’s new Chief Financial Officer.  From July 2006 until May 2009, Mr. Shai was the Chief Financial Officer of Q-Core Ltd., a privately owned Israeli company.  Prior to July 2006, Mr. Shai was an employee of KPMG Somekh Chaikin, an Israeli public accounting firm.  As the Company’s Chief Financial Officer, Mr. Shai will be paid a base salary of approximately $95,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

	By:	/s/ Avi Goldstein
	Name:	Avi Goldstein
Dated: July 22, 2009	Title:	Chief Executive Officer